- --------------------------------------------------------------------------------

                                                               Exhibit 4(b)(vii)
                                                               Draft 4/22/94


                          (Form of Face of Security)

REGISTERED                                                            REGISTERED

                           J. C. PENNEY COMPANY, INC.

                          MEDIUM-TERM NOTE, SERIES____       CUSIP NO.__________
                                 (Fixed Rate)

UNDER TREASURY REGULATIONS, IT IS POSSIBLE THAT SECURITIES WHICH ARE NOT
ISSUED AT A DISCOUNT BUT WHICH ARE ISSUED BETWEEN A RECORD DATE AND THE RELATED INTEREST PAYMENT DATE WOULD BE TREATED AS ISSUED AT AN ORIGINAL ISSUE DISCOUNT BECAUSE INTEREST IS NOT PAID AT FIXED PERIODIC INTERVALS AT A FIXED RATE DURING THE ENTIRE TERM OF SUCH SECURITIES, WITH THE CONSEQUENCE THAT HOLDERS (INCLUDING CASH BASIS HOLDERS) WOULD BE REQUIRED TO REPORT INTEREST IN RESPECT OF SUCH A SECURITY ON A CONSTANT YIELD ACCRUAL BASIS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

(Insert if a Security is to be a Global Security - This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository (as defined below) or a nominee of the Depository. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (the "Depository") to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.)

PRINCIPAL AMOUNT AND CURRENCY
 OR CURRENCY UNIT:

DENOMINATIONS
(IF OTHER THAN U.S. DOLLARS OR THE U.S. DOLLAR
DENOMINATIONS SET FORTH ON THE REVERSE):

OPTION TO RECEIVE PAYMENTS IN                 PAYING AGENT:
 SPECIFIED CURRENCY:
      YES: ___   NO: ___                      EXCHANGE RATE AGENT:

ISSUE DATE:
                                              STATED MATURITY OF SECURITY:

INTEREST RATE:                                COMPUTATION PERIOD:


INTEREST PAYMENT DATE(S):                     REGULAR RECORD DATE(S):

REDEMPTION DATE(S):                           REDEMPTION PERCENTAGE(S):

REDEMPTION DATE(S)                            REDEMPTION PERCENTAGE(S)
 (OPTION OF HOLDER):                           (OPTION OF HOLDER):





NOTICE PERIOD:





                                              ORIGINAL ISSUE DISCOUNT SECURITY:

                                               If applicable, the following will
                                               be completed solely for the
                                               purpose of applying the United
                                               States federal income tax
                                               original issue discount  ("OID")
                                               rules:

                                               TOTAL AMOUNT OF OID:

                                               YIELD TO MATURITY:

                                               INITIAL ACCRUAL PERIOD OID:


OTHER PROVISIONS:

         J. C. PENNEY COMPANY, INC., a corporation duly organized under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to (INSERT IF THE SECURITY IS TO BE A GLOBAL SECURITY - CEDE & Co., as nominee for the Depository)
________________________________________________________________________________
__, or registered assigns, the principal amount specified above (any currency or currency unit other than U.S. dollars being hereinafter referred to as a "Specified Currency") on the Stated Maturity specified above and to pay interest thereon (computed, unless a different Computation Period is specified above, on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to and for which interest on this Security (or any Predecessor Security) has been paid or duly provided to, but excluding, the Interest Payment Date, on the Interest Payment Date(s) specified above in each year (each an "Interest Payment Date") and at Maturity, at the rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment; provided, however, that, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Company will make all such payments in U.S. dollars in amounts determined as set forth on the reverse hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the fifteenth day next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the "Regular Record Date"); provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable; and provided, further, that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Any such interest which is payable, but not so punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the principal office of the Paying Agent at________ __________________________________________ or such other office or agency of the Company maintained by it for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal of (and premium, if any) and interest on this Security due will be made in immediately available funds at such Paying Agent's office or such other office or agency if this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures; and provided, further, that, at the option of the Company, payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Holder as such address shall appear in the Security Register; and provided, further, that if this Security is denominated in a Specified Currency, the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments, the Exchange Rate Agent is able to convert such payments as provided below and the Specified Currency is not unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then (i) the payment of interest on this Security will be made in the Specified Currency (or, if such Specified

Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) by check drawn upon a bank office located outside the United States and mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, and (ii) the payment of principal (and premium, if any) and interest due at Maturity will be made in such Specified Currency (or, if applicable, such other coin or currency) by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank office located in the country which issued the Specified Currency upon presentation of this Security to the Paying Agent in time for such wire transfer to be made by the Paying Agent in accordance with its normal procedures. Unless otherwise specified above, if this Security is denominated in a Specified Currency the Holder hereof may elect to receive payments of principal of (and premium, if any) and interest in such Specified Currency (a "Specified Currency Payment Election") by delivery of a written request (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Paying Agent at its principal office referred to above on or prior to the relevant Regular Record Date or the sixteenth day prior to Maturity, as the case may be. Such request shall be in writing (mailed, hand delivered or by facsimile transmission). A Holder of a Foreign Currency Security may elect to receive payment in the Specified Currency for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the relevant Regular Record Date or the sixteenth day prior to Maturity, as the case may be.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Paying Agent (as Authenticating Agent) referred to on the reverse hereof by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

                                        J. C. PENNEY COMPANY, INC.



                                        By____________________________
                                          Name:
                                          Title:
(CORPORATE SEAL)

Attest:


_________________________________


Dated:_____________________, 199_



                         This is one of the Securities
                  of the Series designated above referred to
                       in the within-mentioned Indenture

                                                ALTERNATE
          CERTIFICATE OF                        CERTIFICATE OF
          AUTHENTICATION                 OR     AUTHENTICATION


                   as Trustee                            as Trustee



 By______________________________                By____________________________
   Authorized Signatory                             as Authenticating Agent



                                                 By____________________________
                                                    Authorized Officer

                                                 Dated: _________________, 199_

                        (Form of Reverse of Security)

        This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued and to be issued in one or more series under the Indenture, dated as of April 1, 1994 ("Indenture"), between the Company and Bank of America National Trust and Savings Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $1,500,000,000 (or if Securities of this series are to be Original Issue Discount Securities or are to be denominated in one or more Specified Currencies or with the amount payable in respect of principal of or any premium or interest to be determined by reference to the value, rate or price of one or more specified indices ("Indexed Securities"), such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $1,500,000,000), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities. Except as may be otherwise stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $100,000 with integral multiples of $1,000 in excess thereof (or in the case of Securities denominated in a Specified Currency, in such minimum denomination not less than the equivalent of $100,000 in such Specified Currency on the basis of the noon buying rate for cable transfers in The City of New York as certified for customs purposes by (or, if not so certified, as otherwise determined by) the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the date the Company agrees to issue such Security, and such greater denomination or denominations as shall be set forth on the face thereof). The Securities of this series may be issued from time to time in various principal amounts and currencies or currency units, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         The Securities are general, direct, unconditional and unsecured obligations of the Company.

         If this Security is designated on the face hereof as an Original Issue Discount Security, then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of Maturity of this Security there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Security. The "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Security (as defined below), plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Security due at the Stated Maturity hereof. As used in the previous sentence "issue price" means the principal amount due at the Stated Maturity hereof less the Total Amount of OID of this Security specified on the face hereof and the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted

United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity on the basis of the issue price and such principal amount.

         If this Security is denominated in a Specified Currency, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments as provided on the face hereof, the Holder of this Security shall receive payments of principal (and premium, if any) and interest in U.S. dollars at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (who, unless otherwise specified on the face hereof, shall be the Paying Agent) at approximately _____ a.m., New York City time, on the second Market Day with respect to this Security preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency and scheduled to receive U.S. dollar payment on such payment date and at which the applicable dealer commits to execute a contract. "Market Day" means (i) with respect to any Security of this series denominated in U.S. dollars, any day that is a Business Day in The City of New York, and
(ii) with respect to any Security of this series denominated in a Specified Currency, any Business Day in The City of New York that is also a Business Day in the capital city of the country of the Specified Currency or, with respect to a Security of this series denominated in European Currency Units, in Brussels. All currency exchange costs incurred by the Company in converting a Specified Currency into U.S. dollars in order to make payments hereon will be borne by the Holder of this Security by deductions from such payments. If such bid quotations are not available, or if a Specified Currency Payment Election has been made with respect to such payments, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, however, that if such Specified Currency (or, if applicable, such other coin or currency) is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the Market Exchange Rate for such Specified Currency (or, if applicable, such other coin or currency) on the second Market Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated hereon.

         (INSERT SINKING FUND PROVISIONS, IF APPLICABLE)

         If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Security is subject to redemption upon not less than 30 days' notice by mail, on any such date (or during any such range), as a whole or from time to time in part, at the election of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more Predecessor Securities) of record at the close of business on the Regular Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

         If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to redemption on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at a Redemption Price determined as provided in the fifth succeeding sentence together with accrued interest to the Redemption Date, but interest instalments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof of record at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Indenture. Such election shall be effected by the Holder hereof delivering to the Company at the principal office of the Paying Agent at _____________________________________________ not less than 30 nor more than 60 days prior to the date on which this Security is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form described below and specifying the date upon which this Security is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled "Option to Elect Redemption" set forth at the end of this Security duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be redeemed, the certificate number or a description of the terms of this Security, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Redemption" below, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that, unless otherwise agreed, such telegram, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. If applicable, the "Redemption Price" for any such redemption shall be determined by multiplying the Redemption Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed, together with interest accrued thereon to the Redemption Date; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

         Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest. In the case of any partial redemption at the election of the Company of Securities of this series, the Securities of a particular tenor to be redeemed shall be selected by the Paying Agent not more than 60 days prior to the Redemption Date by such method as the Paying Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities. In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall not be less than the minimum denomination of this Security.

         The Indenture contains provisions for defeasance and covenant defeasance at any time of the entire indebtedness on this Security upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities the

Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. In the event of any redemption at the election of the Company, neither the Trustee nor the Paying Agent shall be required to (i) issue, register the transfer of or exchange Securities of this series of like tenor during a period beginning at the opening of business 15 days before any selection of Securities of this series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, nor (ii) register the transfer of or exchange any Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Following the exercise of a redemption option by the Holder hereof, neither the Trustee nor the Paying Agent shall be required to issue, register the transfer of or exchange that portion of this Security with respect to which such option has been exercised.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Notes of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as depository for the Global Securities of this series (the "Depository") or its nominee and registered in the name of the Depository or such nominee. If the face of this Security contains a legend indicating that this Security is a Global Security so registered, the transfer and exchange hereof is subject to the additional limitations set forth in such legend.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

         Any funds deposited with the Paying Agent and remaining unclaimed for two years after the date upon which the last payment of principal or interest on any Note to which such deposit relates shall have become due and payable, shall be repaid to the Company by the Paying Agent on demand, and the holder of any Note to which such deposit related entitled to receive payment shall thereafter look only to the Company for the payment thereof and all liability of the Paying Agent with respect to such money shall thereupon cease.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                          _________________________

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM     - as tenants in common

         TEN ENT     - as tenants by the entireties

         JT TEN      - as joint tenants with right of survivorship
                              and not as tenants in common

         UNIF GIFT MIN ACT - ______________ Custodian ________________
                               (Custodian)                (Minor)

         Under Uniform Gifts to Minors Act (___________)
                                              (State)

Additional abbreviations may also be used though not in the above list.

                           _________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


________________________________________________________________________________
    (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

________________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                  ASSIGNEE)


________________________________________________________________________________


________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________________________

attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:__________________                X_______________________________

                                        NOTICE:  The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        within instrument in every particular,
                                        without alteration or enlargement or
                                        any change whatever.

                           OPTION TO ELECT REDEMPTION

                 The undersigned hereby irrevocably requests and instructs J.
C. Penney Company, Inc. to redeem the within Security (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE
                                 UNDERSIGNED)


________________________________________________________________________________


________________________________________________________________________________


                 If less than the entire principal amount of the within
Security is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:
__________________________________________________________________________; and
specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being redeemed (in the absence of any such specification, one such Security will be issued for the portion not being redeemed):
_______________________________________________________________________________.


Dated:_____________                     ______________________________

                                        NOTICE:  This signature on this
                                        Option to Elect Redemption must
                                        correspond with the name as written
                                        upon the face of the within instrument
                                        in every particular without alteration
                                        or enlargement.